Exhibit 1

Oi S.A.

CORPORATE TAXPAYERS’ REGISTRY (CNPJ/MF) No. 76.535.764/0001-43

BOARD OF TRADE (NIRE) 33.30029520-8

PUBLICLY-HELD COMPANY

MINUTES OF THE 73TH MEETING OF THE BOARD OF DIRECTORS

HELD ON JANUARY 21, 2015

I. DATE, TIME AND PLACE: January 21, 2015, at 6:00 p.m. II. QUORUM AND ATTENDANCE: call was waived by the presence of all members of the Board of Directors, undersigned. III. CHAIR: Chairman: Mr. José Mauro M. Carneiro da Cunha; Secretary: Mr. José Augusto da Gama Figueira. IV. AGENDA: Election of the Chief Executive Officer. V. RESOLUTIONS: For the sole item on the agenda, the Board members unanimously decided to elect to occupy the position of Chief Executive Officer Mr. BAYARD DE PAOLI GONTIJO, Brazilian, married, business administrator, bearer of identity No. 08.484.929-1, enrolled on the CPF/MF under No. 023.693.697-28, with business address Rua Humberto de Campos, 425, 8º floor, Leblon, City of Rio de Janeiro, State of Rio de Janeiro, for a term of office until the first meeting of the Board of Directors of Oi S.A. after the Annual General Meeting of 2016. The director elected signed his respective Instrument of Tenure and Investiture, on this date, and declares he is not involved in any of the crimes provided for by law that prevent him from performing the job for which he was nominated. VI. CLOSING: With nothing further to discuss, the Chairman adjourned the meeting, and these minutes were drafted, read and approved, and will be signed by all of the Board Members and by the Secretary. (a.a) José Mauro M. Carneiro da Cunha—Chairman; Armando Galhardo N. Guerra Junior; Renato Torres de Faria; Rafael Cardoso Cordeiro; Sergio Franklin Quintella; Alexandre Jereissati Legey; Fernando Magalhães Portella; Cristiano Yazbek Pereira; Carlos Jereissati; Rafael Luís Mora Funes; Shakhaf Wine; Fernando Marques dos Santos; José Valdir Ribeiro dos Reis; Carlos Augusto Borges; and Marcelo Almeida de Souza.

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, January 21, 2015.

José Augusto da Gama Figueira

Secretary